Exhibit 99.1

THE LGL GROUP, INC. REPORTS SECOND QUARTER 2026 RESULTS

•	Revenues increased $229,000 to $1,153,000 for the three months ended June 30, 2026 compared to $924,000 for the three months ended June 30, 2025 driven by our Electronic Instruments segment
•	Backlog within the Electronic Instruments segment increased $3,003,000 to $3,628,000 as of June 30, 2026 from $625,000 as of December 31, 2025
•	Received orders totaling $6.0 million from a satellite communications customer through July 31, 2026, of which $3.4 million was already included in backlog as of June 30, 2026
•	Cash and cash equivalents and marketable securities were $45.2 million as of June 30, 2026 compared to $41.6 million as of December 31, 2025
•	Completed rights offering on July 24, 2026, issuing 6,062,714 shares with gross proceeds of $41.8 million and increasing cash and cash equivalents to over $86.0 million

ORLANDO, FL. – August 14, 2026 – The LGL Group, Inc. (NYSE American: LGL) ("LGL," "LGL Group," or the "Company") announced today its financial results for the second quarter ended June 30, 2026.

"This quarter's revenue growth and record backlog reflect strong underlying demand for the mission-critical timing and synchronization technology our platforms provide," said Jason Lamb, LGL Group Chief Executive Officer. "We are encouraged by the trajectory of our aerospace and defense and commercial applications and remain focused on translating this momentum into sustained long-term growth and stockholder value creation."

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands, except share data)	2026	2025	% Change	2026	2025	% Change
U.S. GAAP Financial Measures
Revenues	$1,153	$924	24.8%	$2,238	$1,842	21.5%
Gross margin	49.2%	57.0%	(13.7%)	50.1%	54.7%	(8.5%)
Net loss	$(353)	$(51)	592.2%	$(975)	$(57)	1,610.5%
Net loss per diluted share	$(0.06)	$(0.01)	478.0%	$(0.15)	$(0.01)	1,335.3%

(in thousands, except share data)	June 30, 2026	December 31, 2025	% Change
U.S. GAAP Financial Measures
Book value attributable to LGL Group common stockholders	$44,342	$43,488	2.0%
Book value attributable to LGL Group common stockholders per share	$6.77	$7.04	(3.9%)

Consolidated Results

Second Quarter 2026

Total revenues were $1,153,000 for the three months ended June 30, 2026 compared to $924,000 for the three months ended June 30, 2025. The increase was primarily due to the $259,000 increase in Net sales within our Electronic Instruments segment due to higher product shipments as orders in backlog as of March 31, 2026 converted to revenue partially offset by the $16,000 decrease in Net investment income driven by lower yields on investments in United States Treasury money market funds and the $14,000 decrease in Net gains (losses) driven by lower mark-to-market movements on Marketable securities.

Gross margin was 49.2% for the three months ended June 30, 2026 compared to 57.0% for the three months ended June 30, 2025. The decrease was primarily due to changes in product and pricing mix associated with volume-based pricing extended to a single customer in connection with increased order volume partially offset by the increase in Net sales discussed above.

Net loss attributable to LGL Group common stockholders was ($353,000), or ($0.06) per diluted share, compared with ($51,000), or ($0.01) per diluted share, in the second quarter of 2025. The decrease was primarily due to higher Engineering, selling, and administrative expenses driven by a $143,000 increase in stock-based compensation, a $100,000 increase in professional service fees, a $37,000 increase in salaries and wages and related benefits, and a $78,000 increase in other corporate expenses partially offset by higher Net sales discussed above.

Fiscal Year to Date 2026

Total revenues were $2,238,000 for the six months ended June 30, 2026 compared to $1,842,000 for the six months ended June 30, 2025. The increase was primarily due to the $443,000 increase in Net sales within our Electronic Instruments segment due to higher product shipments as orders in backlog converted to revenue partially offset by the $44,000 decrease in Net investment income driven by lower yields on investments in United States Treasury money market funds.

Gross margin was 50.1% for the six months ended June 30, 2026 compared to 54.7% for the six months ended June 30, 2025. The decrease was primarily due to changes in product and pricing mix associated volume-based pricing extended to a single customer in connection with increased order volume partially offset by the increase in Net sales discussed above.

Net loss attributable to LGL group common stockholders was ($975,000), or ($0.15) per diluted share, compared with ($57,000), or ($0.01) per diluted share, in 2025. The increase was primarily due to higher Engineering, selling, and administrative expenses driven by $822,000 higher stock-based compensation related to grants made to key employees in January and May 2026, a $300,000 increase in professional service fees, a $85,000 increase in salaries and wages and related benefits, and a $100,000 increase in other corporate expenses partially offset by higher Net sales due to higher product shipments as orders in backlog converted to revenue.

Cash and cash equivalents and marketable securities were $45.2 million as of June 30, 2026 compared to $41.6 million as of December 31, 2025. The increase was primarily due to $4.6 million of net proceeds from the warrant dividend program completed in January 2026 and $1.2 million in capital contributions from non-controlling interests into Skyline Instruments May 2026, a Series of CGF2021 LLC partially offset by the $2.0 million investment in the convertible promissory note issued by Skyline Instruments Corporation.

Book value attributable to LGL Group common stockholders was $6.77 as of June 30, 2026 compared to $7.04 as of December 31, 2025. The decrease was primarily due to the net loss attributable to LGL Group common stockholders discussed above, the increase in shares outstanding resulting from restricted stock grants to key employees in January and May 2026 for which a portion vested immediately, and the increase in shares outstanding related to the warrant program completed in January 2026, pursuant to which shares were issued at an exercise price of $4.75 per share.

Backlog

As of June 30, 2026, our order backlog was $3,628,000, an increase of $3,003,000 from $625,000 as of December 31, 2025 and an increase of $3,101,000 from $527,000 as of June 30, 2025. The backlog of unfilled orders includes amounts based on signed contracts, which we have determined are firm orders likely to be fulfilled primarily in the next 12 months but most of the backlog will ship in the next 90 days. Additionally, we announced a series of orders totaling $6.0 million from a customer in August 2026, of which $3.4 million was included in our backlog as of June 30, 2026.

Liquidity

Our working capital metrics were as follows:

(in thousands)	June 30, 2026	December 31, 2025
Current assets	$47,006	$46,324
Less: Current liabilities	1,811	915
Working capital	$45,195	$45,409

As of June 30, 2026, LGL Group had investments (classified within Cash and cash equivalents and Marketable securities) with a fair value of $45.2 million, of which $26.2 million was held within the Merchant Investment business.

Warrant Dividend Program

In January 2026, LGL Group completed its warrant dividend program, generating approximately $5.0 million in gross proceeds. The warrants were distributed on November 16, 2020 and expired on December 31, 2025. The Company issued 1,051,664 shares of common stock, par value $0.01 (the "Common Stock"), representing 100% of the shares issuable

Rights Offering

In July 2026, LGL Group completed a transferable subscription rights offering (the "Rights Offering") generating roughly $41.8 million, increasing cash and cash equivalents and marketable securities to over $86.0 million. The Rights Offering commenced on June 8, 2026 and expired at 5:00 p.m., Eastern time, on Wednesday, July 15, 2026. The Company issued 6,062,714 shares of Common Stock, representing approximately 92.6% of the 6,550,435 shares offered in the Rights Offering. After giving effect to the shares sold in the Rights Offering, the Company currently has approximately 12.6 million shares of Common Stock outstanding.

Marc Gabelli, Executive Chairman of LGL Group, purchased 3,331,675 shares, increasing his total share ownership to 4,387,727 shares.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL," "LGL Group," or the "Company") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL Group was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (202) 780-5941. Our Internet address is www.lglgroup.com. LGL Group common stock is traded on the NYSE American ("NYSE") under the symbol "LGL."

LGL Group's business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The Company's engineering and design origins date back to the early 1900s. In 1917, Lynch Glass Machinery Company ("Lynch Glass"), the predecessor of LGL Group, was formed and emerged in the late 1920s as a successful manufacturer of glass-forming machinery. Lynch Glass was then renamed Lynch Corporation ("Lynch") and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the "New York Curb Exchange," the predecessor to the NYSE American. The Company has a had a long history of owning and operating various business in the precision engineering, manufacturing, and services sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company's financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to LGL Group, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by LGL Group with the Securities and Exchange Commission, including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K as filed with the SEC on March 30, 2026. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. LGL Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

###

Contact:

The LGL Group, Inc.

(202) 780-5941

info@lglgroup.com

The LGL Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2026	2025	2026	2025
Revenues:
Net sales	$750	$491	$1,432	$989
Net investment income	412	428	801	845
Net (losses) gains	(9)	5	5	8
Total revenues	1,153	924	2,238	1,842
Expenses:
Manufacturing cost of sales	381	211	715	448
Engineering, selling and administrative	1,219	744	2,755	1,384
Total expenses	1,600	955	3,470	1,832
(Loss) income before income taxes	(447)	(31)	(1,232)	10
Income tax (benefit) expense	(95)	14	(275)	42
Net loss	(352)	(45)	(957)	(32)
Less: Net income attributable to non-controlling interests	1	6	18	25
Net loss attributable to LGL Group common stockholders	$(353)	$(51)	$(975)	$(57)

Loss per common share attributable to LGL Group common stockholders:
Basic	$(0.06)	$(0.01)	$(0.15)	$(0.01)
Diluted	$(0.06)	$(0.01)	$(0.15)	$(0.01)

Weighted average shares outstanding:
Basic	6,410,602	5,352,937	6,379,287	5,352,937
Diluted	6,410,602	5,352,937	6,379,287	5,352,937

The LGL Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)	June 30, 2026	December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$45,115	$41,514
Restricted cash and cash equivalents	320	—
Marketable securities	41	36
Accounts receivable, net of allowance	538	572
Inventories, net	628	297
Prepaid expenses and other current assets	364	255
Warrant proceeds receivable	—	3,650
Total current assets	47,006	46,324
Convertible promissory note, at fair value	1,968	—
Right-of-use lease assets	237	247
Intangible assets, net	4	15
Deferred income tax assets	462	190
Other assets	7	—
Total assets	$49,684	$46,776

Liabilities:
Total current liabilities	1,811	915
Non-current liabilities	286	296
Total liabilities	2,097	1,211

Stockholders' equity:
Total LGL Group stockholders' equity	44,342	43,488
Non-controlling interests	3,245	2,077
Total stockholders' equity	47,587	45,565
Total liabilities and stockholders' equity	$49,684	$46,776

The LGL Group, Inc.

Segment Results

(Unaudited)

	Three Months Ended June 30,
(in thousands)	2026	2025	$ Change	% Change
Revenues:
Electronic Instruments	$750	$491	$259	52.7%
Merchant Investment	239	262	(23)	(8.8%)
Corporate	164	171	(7)	(4.1%)
Total revenues	1,153	924	229	24.8%

Expenses:
Electronic Instruments	722	423	299	70.7%
Merchant Investment	202	114	88	77.2%
Corporate	676	418	258	61.7%
Total expenses	1,600	955	645	67.5%

Income (loss) before income taxes
Electronic Instruments	28	68	(40)	(58.8%)
Merchant Investment	37	148	(111)	(75.0%)
Corporate	(512)	(247)	(265)	107.3%
Loss before income taxes	(447)	(31)	(416)	1,341.9%
Income tax (benefit) expense	(95)	14	(109)	(778.6%)
Net loss	(352)	(45)	(307)	682.2%
Less: Net income attributable to non-controlling interests	1	6	(5)	(83.3%)
Net loss attributable to LGL Group common stockholders	$(353)	$(51)	$(302)	592.2%

The LGL Group, Inc.

Segment Results

(Unaudited)

	Six Months Ended June 30,
(in thousands)	2026	2025	$ Change	% Change
Revenues:
Electronic Instruments	$1,432	$989	$443	44.8%
Merchant Investment	462	509	(47)	(9.2%)
Corporate	344	344	—	0.0%
Total revenues	2,238	1,842	396	21.5%

Expenses:
Electronic Instruments	1,387	902	485	53.8%
Merchant Investment	327	208	119	57.2%
Corporate	1,756	722	1,034	143.2%
Total expenses	3,470	1,832	1,638	89.4%

Income (loss) before income taxes
Electronic Instruments	45	87	(42)	(48.3%)
Merchant Investment	135	301	(166)	(55.1%)
Corporate	(1,412)	(378)	(1,034)	273.5%
(Loss) income before income taxes	(1,232)	10	(1,242)	(12,420.0%)
Income tax (benefit) expense	(275)	42	(317)	(754.8%)
Net loss	(957)	(32)	(925)	2,890.6%
Less: Net income attributable to non-controlling interests	18	25	(7)	(28.0%)
Net loss attributable to LGL Group common stockholders	$(975)	$(57)	$(918)	1,610.5%